UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	0-13442	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR	97070-7777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2010 Annual Meeting of Shareholders on July 1, 2010, the Company’s shareholders approved the Company’s 2010 Omnibus Incentive Plan (the “Plan”) to (a) update and replace the Company’s four previously existing equity incentive plans, namely, the 1982 Stock Option Plan, the Nonqualified Stock Option Plan, the 1986 Stock Plan and the 1987 Non-Employee Directors’ Stock Plan, and (b) authorize additional shares for issuance under equity incentive awards. Additional information regarding the Plan is contained in the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on May 28, 2010. A copy of the Plan is attached hereto as Exhibit 10.A.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2010 Annual Meeting of Shareholders was held pursuant to notice at 5:00 p.m. Pacific time on July 1, 2010 at our offices in Wilsonville, Oregon to consider and vote upon:

Proposal 1	To elect directors to serve for the ensuing year and until their successors are elected;

Proposal 2	To amend Article III of the Company’s 1987 Restated Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 200,000,000 to 300,000,000;

Proposal 3	To approve the Company’s 2010 Omnibus Incentive Plan; and

Proposal 4	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2011.

The results of the voting on these proposals were as follows:

Proposal 1 Election of Directors	For	Withheld
Walden C. Rhines	84,173,249	6,989,110
Gregory K. Hinckley	84,729,329	6,433,030
Sir Peter Bonfield	85,044,194	6,118,165
Marsha B. Congdon	80,010,365	11,151,994
James R. Fiebiger	84,226,803	6,935,556
Kevin C. McDonough	80,325,712	10,836,647
Patrick B. McManus	80,763,583	10,398,776
Fontaine K. Richardson	80,260,581	10,901,778

	For	Against	Abstention	Broker Non-Votes
Proposal 2	70,672,944	31,354,702	99,314	0
Proposal 3	69,756,845	18,047,589	3,357,925	10,964,604
Proposal 4	100,172,783	1,906,517	47,661	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.A	2010 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION
(Registrant)

Date: July 2, 2010	By:	/s/ Dean M. Freed
Dean M. Freed
Vice President and General Counsel

4